                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -----------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2) [ ]

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------
                            LAM RESEARCH CORPORATION

               (Exact name of obligor as specified in its charter)

                  Delaware                                    94-2634797
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)

            4650 Cushing Parkway
            Fremont, California                                  94538
  (Address of principal executive offices)                     (Zip Code)

                             -----------------------
               4% Convertible Subordinated Notes Due June 1, 2006
                       (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION*

Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

               1.  Comptroller of the Currency, Washington D.C.

               2.  Federal Deposit Insurance Corporation, Washington, D.C.

               3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

           (b) Whether it is authorized to exercise corporate trust powers.

                   Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                 Not Applicable




*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

               1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               5.   Not applicable.

               6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not applicable.

               9.   Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 24th day of July, 2001.

                                LASALLE BANK NATIONAL ASSOCIATION


                                            By: /s/ RUSSELL C. BERGMAN
                                               ---------------------------------
                                               Russell C. Bergman
                                               First Vice President

                                   Exhibit 7. Report of Condition of the Trustee

LaSalle Bank N.A.                              Call Date:    3/31/2001           ST-BK:  17-1520                 FFIEC          031
135 South LaSalle Street                                                                                                  RC-1
Chicago, IL  60603                             Vendor ID: D                      CERT:  15407

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for March 31 , 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
   1. Cash and balances due from depository institutions (from Schedule RC-A):             RCFD
      a. Noninterest-bearing balances and currency and coin(1)                              0081      1,080,311    1.a
      b. Interest-bearing balances(2)                                                       0071         55,458    1.b
   2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                         1754        665,587    2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)                       1773     14,402,952    2.b
   3. Federal funds sold and securities purchased under agreements to resell                1350      1,820,079    3.
   4. Loans and lease financing receivables:
      a. Loans and leases held for sale                                                     5369        112,079    4.a

      b. Loans and leases, net of unearned income
          (from Schedule RC-C)                              2122      31,530,369                                   4.b
      c. LESS: Allowance for loan and lease losses          3128         436,799                                   4.c
      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                                2125     31,093,570    4.d
   5. Trading assets (from Schedule RC-D)                                                   3545        335,536    5.
   6. Premises and fixed assets (including capitalized leases)                              2145        276,523    6.
   7. Other real estate owned (from Schedule RC-M)                                          2150          4,093    7.
   8. Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                        2130              0    8.
   9. Customers' liability to this bank on acceptances outstanding                          2155         17,200    9.
  10. Intangible assets (from Schedule RC-M)
      a. Goodwill                                                                           3163        180,767    10.a
      b. Other Intangible assets                                                            0426        414,318    10.b
  11. Other assets (from Schedule RC-F)                                                     2160      2,138,331    11.
  12. Total assets (sum of items 1 through 11)                                              2170     52,596,804    12.    52,596,804

----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle Bank N.A.                              Call Date:  3/31/2001             ST-BK:  17-1520          FFIEC          031
135 South LaSalle Street                                                                                           RC-  2
Chicago, IL  60603                             Vendor ID: D                      CERT:  15407

Transit Number:  71000505

                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
  13. Deposits:
      a. In domestic offices (sum of totals of                                              RCON
          columns A and C from Schedule RC-E, part I)                                       2200    25,980,885    13.a
                                                            RCON
          (1) Noninterest-bearing (1)                       6631       3,502,938                                  13.a.1
          (2) Interest-bearing                              6636      22,477,947                                  13.a.2  25,980,885
                                                                                            RCFN
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
          Schedule RC-E, part II)                                                           2200     4,094,415    13.b
                                                            RCFN
          (1) Noninterest-bearing                           6631               0                                  13.b.1
          (2) Interest-bearing                              6636       4,094,415                                  13.b.2
                                                                                            RCFD
  14. Federal funds purchased and securities sold under agreements to repurchase            2800     4,782,914    14.
  15. (from Schedule RC-D)                                                                  3548       118,214    15


  16. Other borrowed money (includes mortgage indebtedness and obligations under            3190    11,564,626           16
      capitalized leases): From schedule RC-M

  17. Not applicable.
  18. Bank's liability on acceptances executed and outstanding                              2920        17,200    18.
  19. Subordinated notes and debentures (2)                                                 3200       836,000    19.
  20. Other liabilities (from Schedule RC-G)                                                2930     1,691,113    20.
  21. Total liabilities (sum of items 13 through 20)                                        2948    49,085,367    21.    49,085,367
  22. Minority Interest in consolidated subsidiaries                                        3000             0    22.

EQUITY CAPITAL
                                                                                            RCFD
  23. Perpetual preferred stock and related surplus                                         3838       135,410    23.
  24. Common stock                                                                          3230        41,234    24.
  25. Surplus (exclude all surplus related to preferred stock)                              3839     1,903,169    25.
  26. a. Retained Earnings                                                                  3632     1,393,571    26.a
      b. Accumulated Other Comprehensive income.(3)                                         B530        38,053    26.b
  27. Other Equity capital components (4)                                                   3284             0    27.
  28. Total equity capital (sum of items 23 through 27)                                     3210     3,511,437    28.     3,511,437
  29. Total liabilities, minority interest, and equity capital                              3300    52,596,804    29.
      (sum of items 21, 22, and 28)
Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes
      the most comprehensive level of auditing work performed for the bank by independent   RCFD    Number
      external auditors as of any date during 1999                                          6724       2          M.1

1 =   Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank conducted in accordance
      with generally accepted auditing standards by a certified          with generally accepted auditing standards by a certified
      public accounting firm which submits a report on the bank          accounting firm.  (may be required by state chartering
2 =   Independent audit of the bank's parent holding company             authority)
      conducted in accordance with generally accepted auditing       5 = Directors' examination of the bank performed by other
      standards by a certified public accounting firm which              external auditors (may be required by state chartering
      submits a report on the consolidated holding company (but          authority)
      not on the bank separately)                                    6 = Review of the bank's financial statements by external
                                                                         auditors
3 =   Attestation on bank managements assertion on the effectiveness of the internal control over financial reporting by a
      certified public accounting firm with generally accepted
      auditing standards.

                                                                     7 = Compilation of the bank's financial statements by
                                                                         external auditors
                                                                     8 = Other audit procedures (excluding tax preparation work)
                                                                     9 = No external audit work

----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership plan shares.